                                                                   EXHIBIT 10.15

THE RENCO GROUP, INC.
30 Rockefeller Plaza
New York, New York 10112

                                         November 15, 1999

Congress Financial Corporation,
  as Agent
1133 Avenue of the Americas
New York, New York 10036

              Re: Subordinated Loans in the Maximum Amount of $6,000,000
                  ------------------------------------------------------
Gentlemen:

         Lodestar Energy, Inc., a Delaware corporation ("Borrower"), has entered into financing arrangements with Congress Financial Corporation, a Delaware corporation in its capacity as Agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are from time to time parties thereto as lenders (in such capacity, "Agent"), The CIT Group/Business Credit, Inc. in its capacity as co-agent for the financial institutions which are from time to time parties thereto as lenders ("Co-Agent") and the financial institutions which are parties to the Loan Agreement as lenders (individually, a "Lender", and collectively, "Lenders") pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrower as set forth in the Amended and Restated Loan and Security Agreement, dated May 15, 1998, by and among Borrower, Lodestar Holdings, Inc., a Delaware corporation ("Guarantor"), Agent, Co-Agent and Lenders, as amended pursuant to Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated October 22, 1998, Amendment No. 2 to Amended and Restated Loan and Security Agreement, dated December 21, 1998, Amendment No. 3 to Amended and Restated Loan and Security Agreement, dated January 15, 1999, Amendment No. 4 to Amended and Restated Loan and Security Agreement, dated April 30, 1999, Amendment No. 5 to Amended and Restated Loan and Security Agreement, dated July 16, 1999, and Amendment No. 6 to Amended and Restated Loan and Security Agreement, dated of even date herewith (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this letter agreement (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements"). All capitalized terms used herein. unless otherwise defined herein, shall have the meanings given to such terms in the Loan Agreement.

         In order to induce Agent and Lenders to enter into the financing arrangements as provided in the Loan Agreement and the other Financing Agreements and in consideration of the Loans and Letter of Credit Accommodations to be provided by Agent and Lenders to Borrower pursuant thereto, the parties hereto agree as follows:

         1. Subject to Section 5 below, at any time and from time to time within ten (10) Business Days of any request of Agent (which request shall specify the basis therefor under Section 5 below), Renco Group shall make loans to Borrower in cash or other immediately available funds which loans shall be subordinated loans in accordance with the Subordination Agreement, dated of even date herewith, by and among Renco Group, Agent and Co-Agent (the "Renco Subordination Agreement") in such amounts as Agent shall specify in any such request; PROVIDED, THAT,

                  (a) the total amount of such subordinated loans by Renco Group to Borrower shall not exceed $6,000,000 at any time outstanding,

                  (b) in the event that the basis for the request by Agent is the condition set forth in Section 5(a), then the amount of such loans requested by Agent may be up to: (i) the amount equal to the difference between $6,000,000 and the lowest amount of the Excess Revolving Credit Availability at any time during the ten (10) day period referred to in Section 5(a), plus (ii) $1,000,000,

                  (c) in the event that the basis for the request by Agent is the condition set forth in Section 5(b) hereof, then the amount of such loans requested by Agent may be up to $6,000,000,

                  (d) in the event that the basis for the request by Agent is an Event of Default arising from the failure of Borrower to have Consolidated Net Worth in an amount required under Section 7.10(b) of the Loan Agreement or the failure to have cumulative EBITDA in the amount required under Section 7.25 of the Loan Agreement, then the amount of such loans requested by Agent may be up to: (i) the amount equal to the greater of: (A) the difference between the amount of the Consolidated Net Worth which Borrower is required to have under
Section 7.10(b) of the Loan Agreement and the Consolidated Net Worth of Borrower which is the basis for such Event of Default, or (B) the difference between the cumulative EBITDA which Borrower is required to have under Section 7.25 of the Loan Agreement and the cumulative EBITDA of Borrower which is the basis for such Event of Default, PLUS (ii) $1,000,000,

                  (e) in the event that the basis for the request by Agent is that any other Event of Default has occurred, then the amount of such loans shall be equal to such amount (subject to clause (a) above) as Agent may determine, and

                  (f) in the event that, at the time any such payment is requested, Borrower is a debtor in any case under the U.S. Bankruptcy Code or any similar proceeding under any state insolvency law, such payments by Renco Group shall be made directly by Renco Group to Agent for the benefit of Lenders to be applied to payment of the Obligations and shall not be deemed to constitute a loan by Renco Group to Borrower (without limiting the rights of Renco Group to reimbursement or subrogation subject to Section 6 hereof).

         2. Borrower and Renco Group each agree that the proceeds of any or all such subordinated loans or other payments by Renco Group shall be used by Borrower on the date of such payment by Renco Group to Borrower to make a mandatory prepayment in respect of the Loans. Notwithstanding anything to the contrary contained herein or in the other Financing Agreements, at any time on or after an Event of Default, all amounts received by Agent pursuant hereto shall be applied to the Obligations as specified by Section 4 below.

         3. (a) The Indebtedness of Borrower arising pursuant to the subordinated loans by Renco Group to Borrower pursuant to the terms hereof shall be subject to, and subordinate in right of payment to, the final payment and satisfaction in full of all of the Obligations as set forth in the Renco Subordination Agreement. As set forth therein, Borrower may make payments in respect of the subordinated loans so long as the following conditions are satisfied as reasonably determined by Agent: (i) as of the date of such payment and after giving effect thereto, Excess Revolving Credit Availability shall be not less than $12,000,000 and for each of the thirty (30) consecutive days immediately prior to any such payment, Excess Revolving Credit Availability shall not have been less than $12,000,000, and (ii) as of the date of any such payment and after giving effect thereto, no Event of Default or act, condition or event which with notice of passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing.

             (b) Borrower may, at any time, request that Agent agree to allow payments to Renco Group in respect of the Indebtedness of Borrower to Renco Group arising pursuant to such subordinated loans (other than as expressly permitted in Section 3(a) above). Agent may, but shall not be obligated to agree to allow such payments, subject to such terms and conditions as Agent may elect to establish with respect thereto. The foregoing shall not be construed to require Agent or Lenders to so agree and Agent and Lenders may withhold such agreement in its and their discretion.

             (c) In the event that any amounts are repaid to Renco Group under this Section 3, then the amount of the loans available for request by Agent hereunder shall increase by the amount of any such repayment(s), subject to the limitation in Section 1(a) hereof.

         4. Borrower hereby irrevocably authorizes and directs that Renco Group make all such payments in respect of the subordinated loans provided for hereunder directly to Agent for the ratable benefit of Lenders and for application to the Obligations arising in connection with the Revolving Credit Facility.

         5. The obligations of Renco Group to make the subordinated loans to Borrower pursuant to Section 1 above shall be continuing from the date hereof through and including the later of June 1, 2001 or the date that no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing if such Event of Default or act, condition or event shall have first occurred prior to June 1, 2001. Agent shall have the right to request such subordinated loans and, upon such request, Renco Group shall make such subordinated loans at any time and from time to time only if any of the following occur: (a) the Excess Revolving Credit Availability shall be less than

$6,000,000 for any period of ten (10) consecutive Business Days, (b) at any time there is no Excess Revolving Credit Availability, or (c) any Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing.

         6. Except as otherwise provided herein and in the Renco Subordination Agreement, Renco Group hereby irrevocably and unconditionally waives all statutory, contractual, common law, equitable and other claims against Borrower, or any of the Collateral for subrogation, reimbursement, exoneration, contribution, indemnification or other recourse in respect of sums paid or payable to Lenders by Renco Group hereunder until all of the Obligations are paid and satisfied in full.

         7. Renco Group and Borrower represent and warrant to Agent and Lenders that: (a) the execution, delivery and performance of this letter agreement is within the corporate powers of Renco Group and Borrower, has been duly authorized by all necessary corporate action of Renco Group and Borrower, and does not contravene any law, any provisions of the certificate of incorporation or the by-laws of Renco Group and Borrower or any agreement to which either of Renco Group or Borrower is a party or by which it or its properties are bound, and (b) this letter agreement constitutes the legal, valid and binding obligations of Renco Group and Borrower, enforceable in accordance with its terms.

         8. Notice of acceptance hereof, the making of Loans and providing Letter of Credit Accommodations to, and the incurring of any expenses by or in respect of, Borrower and Guarantor by Lender, and all other notices to which Renco Group and Borrower are or may be entitled are hereby waived (except as to Borrower as expressly provided for herein or in the Financing Agreements or the Renco Subordination Agreement). Renco Group waives notice of, and hereby consents to (a) any amendment, modification, supplement, renewal, restatement or extensions of time of payment of or increase or decrease in the amount of any of the Obligations or to the Loan Agreement or any of the other Financing Agreements or any Collateral, (b) the taking, exchange, surrender and releasing of Collateral or guarantees now or at any time held by or available to Lender for the Obligations or any other person at any time liable for or in respect of the Obligations, (c) the exercise of, or refraining from the exercise of any rights against Borrower, Guarantor or any other obligor or any Collateral, (d) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Lenders, and/or (e) any Obligations incurred, or grant of a security interest to secure Obligations, under Section 364 of the U.S. Bankruptcy Code to Borrower, as debtor-in-possession. Any of the foregoing shall not, in any manner, affect the terms hereof or impair the obligations of Renco Group hereunder. All of the Obligations shall be deemed to have been made or incurred in reliance upon this letter agreement.

         9. This letter agreement shall be applicable both before and after the filing of any petition by or against Borrower under the U.S. Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to Borrower shall be deemed to apply to a trustee for Borrower and Borrower as a debtor-in-possession. The rights of Agent and Lenders and the obligations of Renco Group hereunder shall continue after the filing thereof on the same basis as prior to the date of the petition.

         10. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance within the laws of the State of New York (without giving effect to principles of conflict of law).

         11. This letter agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. All references to any party hereto shall be deemed to include such party and its successors and assigns.

         12. This letter agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. Making proof of this agreement shall not be necessary to produce or to account for more than one counterpart thereof signed by each of the parties hereto.

         Upon the execution of this letter agreement by Agent, this letter shall become a binding agreement by and among Renco Group, Borrower and Agent.

                                    Very truly yours,

                                    THE RENCO GROUP, INC.

                                    By:  /s/ Roger Fay
                                        ---------------

                                    Title:  /s/ Vice President
                                           --------------------

AGREED:
CONGRESS FINANCIAL CORPORATION,
as Agent

By: /s/ Thomas Martin
    ------------------
Title: /s/ Assistant Vice President
       ----------------------------

THE CIT GROUP/BUSINESS CREDIT, INC.,
as Co-Agent

By: /s/ Christopher Hill
    ---------------------
Title: /s/ Assistant Vice President
       -----------------------------
[SIGNATURES CONTINUED ON NEXT PAGE]


[SIGNATURES CONTINUED FROM PREVIOUS PAGE]


LODESTAR ENERGY, INC.

By: /s/ Roger Fay
    --------------
Title: /s/ Vice President
       -------------------

LODESTAR HOLDINGS, INC.

By: /s/ Roger Fay
    --------------
Title: /s/ Vice President
       -------------------